Exhibit 99.1

Integrated Wellness Acquisition Corp. and Btab Ecommerce Group, Inc. Announce Filing of Registration Statement on Form S-4 with the SEC

Sydney, Australia and New York, NY, Aug. 04, 2025 (GLOBE NEWSWIRE) -- Integrated Wellness Acquisition Corp (OTC: WELNF) (“WEL”), a publicly traded special purpose acquisition company, and Btab Ecommerce Group, Inc., (OTC: BBTT) (“Btab”), a global e-commerce and digital supply chain solutions provider, today jointly announced the public filing of a registration statement on Form S-4 by IWAC Holding Company Inc., a newly created holding company organized under the laws of Delaware (“Pubco”), with the U.S. Securities and Exchange Commission (“SEC”) in connection with their previously announced proposed business combination. This follows two earlier confidential draft submissions to the SEC.

The filing marks a significant milestone in the transaction process and will facilitate Btab’s transition to a national securities exchange, such as Nasdaq or NYSE, subject to regulatory approvals.

“We are pleased to reach this important step in the process,” said Binson Lau, Chairman and CEO of Btab. “This filing brings us closer to delivering on our goal of expanding Btab’s platform and enabling more small businesses to thrive through technology-driven commerce.”

Completion of the proposed transaction is subject to regulatory approval, the approval of WEL’s shareholders and other customary closing conditions.

A copy of the Registration Statement can be accessed on the SEC’s website at https://www.sec.gov

About Integrated Wellness Acquisition Corp: Integrated Wellness Acquisition Corp (OTC: WELNF) is a special purpose acquisition company formed to effect a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or similar business combination, WEL focuses on opportunities in the health, nutrition, fitness, wellness, and beauty sectors, particularly products, devices, applications, and technology driving growth within these fields.

About Btab Ecommerce Group, Inc.: Btab Ecommerce Group (OTC: BBTT) is an e-commerce company operating in Australia, Asia, the United States, and the United Kingdom. Btab provides affordable e-commerce services and supplies technology and products to small businesses, empowering them to compete in underserved market segments. Btab aims to expand its reach into Europe and the Americas, providing small businesses with access to products and services typically unavailable to them. Btab believes that e-commerce growth in Asia will be substantial well into the next decade, driven by increasing internet adoption and rising spending power. For additional information, visit https://btabcorp.com.

Important Information About the Business Combination and Where to Find It

In connection with the Business Combination, Pubco has filed with the SEC a Registration Statement on Form S-4, which includes a prospectus for Pubco’s securities and a proxy statement for WEL’s shareholders (the “Registration Statement”). The Registration Statement has not yet been declared effective by the SEC. Promptly after it is declared effective, WEL will mail the definitive proxy statement and a proxy card to its shareholders. Investors and securityholders of WEL and other interested persons are advised to read the Registration Statement, including the preliminary proxy statement, amendments thereto, and the definitive proxy statement when it becomes available, in connection with WEL’s solicitation of proxies for the special meeting to approve the Business Combination Agreement and the Business Combination. These documents will contain important information about Btab, WEL, Pubco following the consummation of the Business Combination, the Business Combination Agreement, and the Business Combination.

The definitive proxy statement will be mailed to WEL’s shareholders as of a record date to be established for voting on the Business Combination. The Registration Statement, including the definitive and preliminary proxy statements and other relevant materials, are available free of charge at the SEC’s website (www.sec.gov) or by writing to Integrated Wellness Acquisition Corp, 1441 Broadway, 6th Floor, New York, NY 10018, Attention: Mr. Matthew Malriat.

Participants in the Solicitation

WEL, Btab and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from WEL’s shareholders with respect to the Business Combination. Investors and securityholders may obtain more detailed information regarding the names and interest in the Business Combination of WEL’s directors and officers in WEL’s filings with the SEC, including, when filed with the SEC, the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents filed with the SEC, and such information with respect to Btab’s directors and executive officers will also be included in the proxy statement.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws with respect to the proposed Business Combination between WEL and Btab, including without limitation statements regarding the anticipated benefits of the Business Combination, the anticipated timing of the Business Combination, the implied enterprise value, future financial condition and performance of Btab and Pubco after the Closing and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination, the pre-money valuation of Btab (which is subject to certain inputs that may change prior to the Closing of the Business Combination and is subject to adjustment after the Closing of the Business Combination), the level of redemptions of WEL’s public shareholders and the products and markets and expected future performance and market opportunities of Btab. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) the risk that the proposed Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of WEL’s securities; (ii) the risk that the proposed Business Combination may not be completed by WEL’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by WEL; (iii) the failure to satisfy the conditions to the consummation of the Business Combination, including the approval of the Business Combination Agreement by the shareholders of WEL; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (v) the failure to achieve the minimum amount of cash available following any redemptions by WEL’s shareholders; (vi) redemptions exceeding a maximum threshold or the failure to meet the New York Stock Exchange’s or NASDAQ’s initial listing standards in connection with the consummation of the contemplated Business Combination; (vii) the effect of the announcement or pendency of the Business Combination on Btab’s business relationships, operating results, and business generally; (viii) risks that the proposed Business Combination disrupts current plans and operations of Btab; (ix) the outcome of any legal proceedings that may be instituted against Btab or against WEL related to the Business Combination Agreement or the proposed Business Combination; (x) changes in the markets in which Btab competes, including with respect to its competitive landscape, technology evolution or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) risk that Btab may not be able to execute its growth strategies; (xiii) risk that Btab may not be able to develop and maintain effective internal controls; (xiv) costs related to the Business Combination and the failure to realize anticipated benefits of the Business Combination or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; (xv) the ability to recognize the anticipated benefits of the proposed Business Combination and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of Btab to grow and manage growth economically and hire and retain key employees; (xvi) Btab’s limited operating history, its limited financial resources, domestic or global economic conditions, activities of competitors, and the presence of new or additional competition, and conditions of equity markets; and (xvii) those factors discussed in WEL’s filings with the SEC and that that will be contained in the proxy statement relating to the proposed Business Combination.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement and the amendments thereto, the definitive proxy statement, and other documents to be filed by WEL from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while Btab and WEL may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither of Btab or WEL gives any assurance that Btab or WEL, or Pubco, will achieve its expectations.

No Offer or Solicitation

This press release will not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This press release also will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.

Media Contacts:

Mr. Matthew Malriat
Chief Executive Officer
Integrated Wellness Acquisition Corp
Email: info@integratedwellnessspac.com

Mr. Binson Lau

Chief Executive Officer
Btab Ecommerce Group, Inc.
Email: info@btabcorp.com